Golden Aria Announces Spud Delay due to Weather

Golden Aria Corp. (OTC BB: GLCP) (the "Company" or "Golden Aria Corp") Golden Aria Corp announces that the PP F-12-4, has not yet been spud but is expected to commence drilling when ground and weather conditions permit.

Unseasonably wet conditions caused by heavy rainfall have prevented the drill rig from being able to access the drill site, which had been otherwise made ready for drilling operations. Approximately 11 inches of rain have fallen in the area during the past month.

“We’re anxious to proceed with this well, but we can’t fight Mother Nature,” said Chris Bunka, CEO of Golden Aria Corp. “We’ll get in there just as soon as things dry out enough to safely let our people get to work.”

This well targets the same oil formation as the existing two producing oil wells in the field. If field conditions permit, this well will be drilled and completed as a horizontal well located approximately 330 feet to the North of the existing PP F-12 and PP F-12-3 oil wells.

About Golden Aria Corp.

Golden Aria is evaluating alliances and opportunities on alternative energy projects with low or no carbon emissions that offer longer term sustainable returns on capital investment.

About Golden Aria Corp.

Golden Aria Corp. is an energy company active in Canada and Mississippi. Golden Aria routinely evaluates projects and corporate opportunities. For further Information please visit our website www.goldenaria.com or contact Mr. Robert McAllister, President, at 250.870.2219

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements include but are not limited to, the PPF-12-4, will be drilled and completed as a horizontal well located approximately 330 feet to the North of the existing PPF-12 and PPF-12-3 oil wells, and that, assuming success, Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.